CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37412) pertaining to the Players International, Inc. Incentive Stock Option Plan
(1985), Players International, Inc. Stock Option Plan for Non-Employee Directors, Players International, Inc. 1990 Incentive Stock Option and Non-Qualified Option Plan of our report dated May 23, 1996, with respect to the consolidated financial statements of Players International, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1996.


                              Ernst & Young LLP

Philadelphia, Pennsylvania
August 12, 1996